Exhibit 99.1

PRESS RELEASE

OpenText Reports Second Quarter Fiscal Year 2012 Financial Results

Waterloo, ON, February 1, 2012 - Open Text(TM) Corporation (NASDAQ:OTEX) (TSX: OTC), today announced unaudited financial results for its second fiscal quarter ended December 31, 2011. (1)

Financial Highlights for Q2 FY12

•	Total revenue for the period was $321.5 million, up 20.2% Y/Y

•	License revenue was $89.7 million, up 13.3% Y/Y

•	GAAP-based EPS was $0.81 compared to $0.64 Y/Y; Non-GAAP-based EPS was $1.39 compared to $1.22 Y/Y (2)

•	GAAP-based income from operations was $55.2 million and 17.2% of revenues; Non-GAAP-based operating income was $98.5 million and 30.7% of revenues(2)

“I am delighted to join OpenText and to be based out of Waterloo, Ontario,” said Mark J. Barrenechea, OpenText President and Chief Executive Officer. “With proven success as a market leader in ECM, OpenText has unparalleled talent, innovative products and an impressive group of world-class customers and partners. I see tremendous market opportunity and an exciting future for the Company. I look forward to working with the Company’s employees, customers and investors to lead OpenText to the next level of success.”

Business Highlights

•	Mark J. Barrenechea appointed President and CEO of OpenText effective January 2, 2012; John Shackleton retires

•	Americas contributed 53% of total revenue, while EMEA contributed 40% and Asia Pacific 7%

•	License was approximately 27.9% of revenue, customer support contributed 51.4% and services and other was approximately 20.7% of revenue

•	Partners contributed 44% of license revenue

•	Services, technology and financial services verticals saw the most demand

•	Customer successes in the second quarter include Peabody Energy, Salzgitter AG, Taco Bell and Volkswagen Finance

•	Completion of financing; 5-year term loan of $600 million replaces previous loan; repaid previous credit facility of approximately $332.9 million

•	Now shipping: OpenText Tempo, fast, easy, secure document sharing solution that allows enterprise users to share and manage content in secure folders on smartphones, tablets, PCs or laptops.

Summary of Results

	Q2 FY12	Q1 FY12	Q2 FY11	% Change (Q/Q)	% Change (Y/Y)
Revenue (million)	$321.5	$288.0	$267.5	11.6%	20.2%

GAAP-based gross margin	67.1%	64.8%	68.4%	230 bps	(130) bps

GAAP-based operating income margin	17.2%	9.4%	19.7%	780 bps	(250) bps

GAAP-based EPS	$0.81	$0.60	$0.64	35.0%	26.6%

Non-GAAP-based gross margin (2)	73.8%	72.1%	74.6%	170 bps	(80) bps

Non-GAAP-based operating margin (2)	30.7%	25.3%	31.6%	540 bps	(90) bps
Non-GAAP-based EPS (2)	$1.39	$1.03	$1.22	35.0%	13.9%

Conference Call Information

The public is invited to listen to the earnings conference call at 5:00 p.m. ET (2:00 p.m. PT) by dialing 800-814-4859 (toll-free) or 416-644-3414 (international). Please dial-in 15 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company’s website at http://www.opentext.com/2/global/ex_event.html?evtype=events&id=701D0000000V7EWIA0.

An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until 11:59 p.m. on February 15, 2012 and can be accessed by dialing 877-289-8525 (toll-free) or 416-640-1917 (international) and entering the confirmation code: 4502362, followed by the number sign.

Please see below note (2) for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

About OpenText

OpenText (TM) is the world’s largest independent provider of Enterprise Content Management software. The company’s solutions manage information for all types of business, compliance and industry requirements in large companies, government agencies and professional service firms. OpenText supports approximately 46,000 customers in 114 countries and 12 languages. For more information about OpenText, visit www.opentext.com.

Cautionary Statement Regarding Forward Looking Statements

Certain statements in this press release, including statements about the financial conditions, and results of operations and earnings for Open Text Corporation (“OpenText” or “the Company”), may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on the Company’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which the Company operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. The Company’s assumptions, although considered reasonable by the Company at the date of this press release, may provide to be inaccurate and consequently the Company’s actual results could differ materially from the expectations set out herein.

Actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products to market and to increase sales; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the ECM market; (vi) the Company’s competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products to be realized by customers; and (viii) the demand for the Company’s product and the extent of deployment of the company’s products in the ECM marketplace. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof;

(ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated there under; (iii) the risks associated with bringing new products to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (viii) the continuous commitment of the Company’s customers; and (ix) demand for the Company’s products.

For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-US GAAP net income and non-US GAAP EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures non-US GAAP EPS and non-US GAAP net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of non-US GAAP net income and non-US GAAP EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Non-US GAAP net income and non-US GAAP EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (expense), share-based compensation, and restructuring, all net of tax. The Company’s management believes that the presentation of non-US GAAP net income and non-US GAAP EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangible assets, restructuring costs, share-based compensation, other income (expense) and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of Open Text’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. As a result, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this press release.

For more information, please contact:

Greg Secord

Vice President, Investor Relations

Open Text Corporation

519-888-7111 ext.2408

gsecord@opentext.com

Copyright © 2012 by Open Text Corporation. “OPENTEXT”, “OPENTEXT EVERYWHERE” and the “OPENTEXT ECM SUITE” are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

	December 31, 2011	June 30, 2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$413,911	$284,140
Accounts receivable trade, net of allowance for doubtful accounts of $5,630 as of December 31, 2011 and $5,424 as of June 30, 2011	166,675	154,568
Income taxes recoverable	13,665	18,911
Prepaid expenses and other current assets	32,983	29,678
Deferred tax assets	30,729	27,861

Total current assets	657,963	515,158
Capital assets	83,537	77,825
Goodwill	1,040,143	832,481
Acquired intangible assets	381,922	344,995
Deferred tax assets	74,141	42,737
Other assets	28,460	19,359
Deferred charges	63,583	54,989
Long-term income taxes recoverable	51,831	44,819

Total assets	$2,381,580	$1,932,363

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$138,437	$126,249
Current portion of long-term debt	41,665	15,545
Deferred revenues	225,743	254,531
Income taxes payable	20,501	18,424
Deferred tax liabilities	2,068	624

Total current liabilities	428,414	415,373
Long-term liabilities:
Accrued liabilities	13,433	13,727
Deferred credits	6,197	6,878
Pension liability	17,180	18,478
Long-term debt	570,000	282,033
Deferred revenues	11,644	11,466
Long-term income taxes payable	153,424	101,434
Deferred tax liabilities	53,877	43,529

Total long-term liabilities	825,755	477,545
Shareholders’ equity:
Share capital
57,879,063 and 57,301,812 Common Shares issued and outstanding at December 31, 2011 and June 30, 2011, respectively; Authorized Common Shares: unlimited	625,357	614,279
Additional paid-in capital	83,008	74,301
Accumulated other comprehensive income	46,222	60,470
Retained earnings	399,323	316,894
Treasury stock, at cost (572,413 shares at December 31, 2011 and 572,413 shares at June 30, 2011, respectively)	(26,499)	(26,499)

Total shareholders’ equity	1,127,411	1,039,445

Total liabilities and shareholders’ equity	$2,381,580	$1,932,363

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. dollars, except share and per share data)

(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2011	2010	2011	2010
Revenues:
License	$89,703	$79,204	$154,731	$121,850
Customer support	165,386	136,702	327,383	266,459
Service and other	66,367	51,582	127,388	96,584

Total revenues	321,456	267,488	609,502	484,893

Cost of revenues:
License	5,370	5,463	9,368	8,965
Customer support	28,468	21,542	54,737	40,898
Service and other	50,604	41,158	100,955	76,271
Amortization of acquired technology-based intangible assets	21,253	16,420	42,043	31,847

Total cost of revenues	105,695	84,583	207,103	157,981

Gross profit	215,761	182,905	402,399	326,912

Operating expenses:
Research and development	42,652	34,268	86,110	65,231
Sales and marketing	68,451	58,603	133,331	102,783
General and administrative	25,126	19,478	50,887	39,288
Depreciation	5,634	5,258	10,892	10,133
Amortization of acquired customer-based intangible assets	13,445	9,256	26,486	18,057
Special charges	5,221	3,461	12,326	6,656

Total operating expenses	160,529	130,324	320,032	242,148

Income from operations	55,232	52,581	82,367	84,764

Other income (expense), net	2,637	(6,321)	11,949	(3,738)
Interest expense, net	(3,607)	(2,136)	(6,393)	(4,375)

Income before income taxes	54,262	44,124	87,923	76,651
Provision for income taxes	6,819	7,014	5,494	17,870

Net income for the period	$47,443	$37,110	$82,429	$58,781

Net income per share—basic	$0.82	$0.65	$1.43	$1.03

Net income per share—diluted	$0.81	$0.64	$1.41	$1.01

Weighted average number of Common Shares outstanding—basic	57,846	57,019	57,642	56,950

Weighted average number of Common Shares outstanding—diluted	58,672	58,088	58,647	58,007

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three months ended December 31, 2011		Six months ended December 31, 2011
	2011	2010	2011	2010
Cash flows from operating activities:
Net income for the period	$47,443	$37,110	$82,429	$58,781
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	40,332	30,934	79,421	60,037
Share-based compensation expense	3,397	2,737	8,241	5,337
Excess tax benefits on share-based compensation expense	(163)	(130)	(495)	(562)
Pension expense	169	108	306	231
Amortization of debt issuance costs	248	334	578	667
Loss on sale and write down of capital assets	34	—	203	—
Deferred taxes	7,891	(3,650)	(6,958)	(3,831)
Impairment and other non cash charges	2,700	—	1,345	—
Changes in operating assets and liabilities:
Accounts receivable	(21,681)	(18,208)	(27)	9,670
Prepaid expenses and other current assets	2,199	1,839	8,041	(689)
Income taxes	(6,760)	3,997	10,936	36,859
Deferred charges and credits	(8,281)	(1,542)	(17,327)	(29,267)
Accounts payable and accrued liabilities	4,608	4,679	(16,799)	(21,312)
Deferred revenue	(24,808)	(17,538)	(57,806)	(24,772)
Other assets	(2,630)	(667)	(2,042)	(2,212)

Net cash provided by operating activities	44,698	40,003	90,046	88,937
Cash flows from investing activities:
Additions of capital assets-net	(8,785)	(7,639)	(16,687)	(14,582)
Purchase of Patents	(193)	—	(193)	—
Purchase of System Solutions Australia Pty Limited (Message Manager), net of cash acquired	(1,524)	—	(1,524)	—
Purchase of Operitel Corporation, net of cash acquired	—	—	(6,260)	—
Purchase of Global 360 Holding Corp., net of cash acquired	2,058	—	(245,653)	—
Purchase of Stream Serve Inc., net of cash acquired	—	(57,221)	—	(57,221)
Purchase consideration for prior period acquisitions	(335)	(1,408)	(609)	(2,814)
Investments in marketable securities	—	—	—	(668)

Net cash used in investing activities	(8,779)	(66,268)	(270,926)	(75,285)
Cash flow from financing activities:
Excess tax benefits on share-based compensation expense	163	130	495	562
Proceeds from issuance of Common Shares	3,424	1,307	11,261	4,553
Purchase of Treasury Stock	—	(12,499)	—	(12,499)
Proceeds from long-term debt and revolver	600,000	—	648,500	—
Repayment of long term debt and revolver	(332,940)	(882)	(333,856)	(1,760)
Debt issuance costs	(9,309)	(29)	(9,309)	(29)

Net cash provided by (used in) financing activities	261,338	(11,973)	317,091	(9,173)
Foreign exchange gain (loss) on cash held in foreign currencies	(2,640)	(5,671)	(6,440)	10,112
Increase (decrease) in cash and cash equivalents during the period	294,617	(43,909)	129,771	14,591
Cash and cash equivalents at beginning of the period	119,294	384,692	284,140	326,192

and cash equivalents at end of the period	$413,911	$340,783	$413,911	$340,783

Notes

(1)	Based on comparison of historical revenue figures publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2)	The following charts provide (unaudited) reconciliations of US GAAP based financial measures to non-US GAAP based financial measures for the three months ended December 31, 2011, and the three months ended December 31. 2010, respectively, as referred to in this press release:

Reconciliation of selected GAAP-based measures to Non-GAAP based measures for the three months ended December 31, 2011.

($ in thousands except for per share amounts)

	Three months ended December 31, 2011
	GAAP-based Measures	Adjustments		Non-GAAP-based Measures

Cost of Revenues :

Customer Support	28,468	(34	) (1)	28,434

Service and Other	50,604	(106	) (1)	50,498

Amortization of acquired technology-based intangible assets	21,253	(21,253	) (2)	—

GAAP-based gross profit/ Non-GAAP-based gross profit	215,761	21,393		237,154

Operating Expenses

Research and development	42,652	(768	) (1)	41,884

Sales and marketing	68,451	(1,676	) (1)	66,775

General and administrative	25,126	(813	) (1)	24,313

Amortization of acquired customer-based intangible assets	13,445	(13,445	) (2)	—

Special charges	5,221	(5,221	) (3)	—

GAAP-based income from operations/ Non-GAAP-based operating income	55,232	43,316		98,548

Other income, net	2,637	(2,637	) (4)	—

Provision for income taxes	6,819	6,472	(5)	13,291

GAAP-based net income for the period/ Non-GAAP-based net income	47,443	34,207	(6)	81,650

GAAP-based earnings per share/ Non GAAP-based earnings per share—diluted	$0.81	$0.58	(6)	$1.39

(1)	Adjustment relates to the exclusion of share based compensation expense from our non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results
(2)	Adjustment relates to the exclusion of amortization expense from our non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)	Adjustment relates to the exclusion of Special charges from our non-GAAP-based operating expenses as Special charges are generally incurred in the aftermath of acquisitions and are not indicative or related to continuing operations and are hence excluded from our internal analysis of operating results.
(4)	Adjustment relates to the exclusion of Other income (expense) from our non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and are generally not indicative or related to continuing operations and are hence excluded from our internal analysis of operating results.
(5)	Adjustment relates to differences between the GAAP-based tax rate of approximately 13% and a non-GAAP-based tax rate of 14%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating non-GAAP-based adjusted net income.

(6)	Reconciliation of non-GAAP-based adjusted net income to GAAP-based net income:

	Three months ended December 31, 2011
		Per share

Non-GAAP-based net income	81,650	1.39

Less:

Amortization	34,698	0.59

Share-based compensation	3,397	0.06

Special charges	5,221	0.09

Other (income) expense	(2,637)	(0.04)

GAAP-based provision for income tax	6,819	0.12

Tax on non-GAAP-based provision	(13,291)	(0.24)

GAAP-based net income	47,443	0.81

Reconciliation of selected GAAP-based measures to Non GAAP-based measures for the three months ended December 31, 2010.

($ in thousands except for per share amounts)

	Three months ended December 31, 2010
	GAAP-based measures	Adjustments		Non-GAAP-based measures

Cost of Revenues :

Customer Support	21,542	(9	) (1)	21,533

Service and Other	41,158	(172	) (1)	40,986

Amortization of acquired technology-based intangible assets	16,420	(16,420	) (2)	—

GAAP-based gross profit/ Non-GAAP-based gross profit	182,905	16,601		199,506

Operating Expenses

Research and development	34,268	(832	) (1)	33,436

Sales and marketing	58,603	(2,299	) (1)	56,304

General and administrative	19,478	575	(1)	20,053

Amortization of acquired customer-based intangible assets	9,256	(9,256	) (2)	—

Special charges	3,461	(3,461	) (3)	—

GAAP-based income from operations/ Non-GAAP-based operating income	52,581	31,874		84,455

Other expense, net	(6,321)	6,321	(4)	—

Provision for income taxes	7,014	4,511	(5)	11,525
GAAP-based net income for the period/ Non-GAAP-based net income	37,110	33,684	(6)	70,794

GAAP-based earnings per share/ Non GAAP-based earnings per share—diluted	$0.64	$0.58	(6)	$1.22

(1)	Adjustment relates to the exclusion of share based compensation expense from our non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results
(2)	Adjustment relates to the exclusion of amortization expense from our non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	Adjustment relates to the exclusion of Special charges from our non-GAAP-based operating expenses as Special charges are generally incurred in the aftermath of acquisitions and are not indicative or related to continuing operations and are hence excluded from our internal analysis of operating results.
(4)	Adjustment relates to the exclusion of Other income (expense) from our non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and are generally not indicative or related to continuing operations and are hence excluded from our internal analysis of operating results.
(5)	Adjustment relates to differences between the GAAP-based tax rate of approximately 16% and a non-GAAP-based tax rate of 14%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating non-GAAP-based adjusted net income.
(6)	Reconciliation of non-GAAP-based net income to GAAP-based net income:

	Three months ended December 31, 2010
		Per share

Non-GAAP-based net income	70,794	1.22

Less:

Amortization	25,676	0.44

Share-based compensation	2,737	0.05

Special charges	3,461	0.06

Other (income) expense	6,321	0.11

GAAP-based provision for income tax	7,014	0.12

Tax on non-GAAP-based provision	(11,525)	(0.20)

GAAP-based net income	37,110	0.64

(3)	The following table provides a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and six months ended December 31, 2011:

	Three months ended December 31, 2011
Currencies	% of Revenue	% of Expenses*
EURO	29%	19%
GBP	8%	9%
CHF	2%	2%
CAD	6%	18%
USD	46%	41%
Other	9%	11%

Total	100%	100%

	Six months ended December 31, 2011
Currencies	% of Revenue	% of Expenses*
EURO	29%	19%
GBP	8%	9%
CHF	2%	2%
CAD	6%	19%
USD	46%	40%
Other	9%	11%

Total	100%	100%

*	Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges.

(4)	The following table provides details of our adjustment related to deferred maintenance revenue, on account of purchase price accounting, for the three months ended December 31, 2011 and for future quarters:

In ‘000s USD	Total
Q2 Fiscal Year 2012	1,705
Q3 Fiscal Year 2012	618
Q4 Fiscal Year 2012	322
Fiscal year 2013	276

Total Fiscal Year 2012	$2,921

Total Fiscal Year 2013 and beyond	$276